U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

108-2419 Bellevue Ave. West Vancouver, B.C. V7V 4T4 Canada

(Address of principal executive offices)              (Zip Code)

Registrant's telephone number (604)-913 2386

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in and disagreements with accountants on accounting and financial disclosure.

Appointment of New Independent Registered Public Accounting Firm.

i. On October 30, 2009, as previously reported by the Company on Form 8-K filed on with the Securities and Exchange Commission on November 4, 2009, Jeffrey Tsang & Co. resigned as the independent accounting firm of Avani International Group, Inc. (“Company”).

ii. On November, 6, 2009, the Company appointed Saturna Group Chartered Accountants LLP., located in Vancouver, British Columbia, as the Company’s new independent accounting firm. The decision to appoint the new independent accounting firm was approved by the Company’s Board of Directors on November 6, 2009.

iii. During the prior independent accounting firm’s engagement period, from March 6, 2006 through October 30, 2009, the Company did not consult with the new independent accounting regarding (1) the application of accounting principles to a specified transactions (completed or proposed), (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

November 12, 2009

/s/ Dennis Robinson

Dennis Robinson

Chairman

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